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                                                                    EXHIBIT 23.7


               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


     As independent petroleum engineers, we hereby consent to the reference in this Current Report on Form 8-K of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of The Phoenix Resource Companies, Inc. as of January 1, 1996, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129, 33-62753, and 33-63923), Forms S-4 (No. 33-61669 and 333-2305) and Form S-8 (Nos.
33-31407, 33-37402, 33-53442, 33-59721, 33-59723, and 33-63817), and to the
incorporation by reference of such report into any Registration Statement filed by Apache under Rule 462 related to any of Apache's previously filed Registration Statements referenced above.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ CLARENCE M. NETHERLAND
                                          ----------------------------------
                                           Clarence M. Netherland
                                           Chairman


Dallas, Texas
April 18, 1996